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FRANKLIN, CARDWELL & JONES                                         1001 McKinney
                                                                      18th Floor
                                                            Houston, Texas 77002
                                                       Telephone: (713) 222-6025
                                                             Fax: (713) 222-0938
                                                                  Email: fcj.com


                              Exhibits 5.1 and 23.2

June 26, 2002

SureCare, Inc.
4299 San Felipe
Suite 300
Houston, Texas 77027

            RE:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

We have acted as counsel to SureCare, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof, in connection with the proposed offering of up to 20,800,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") of the Registrant (the "Securities").

For purposes of this opinion we have examined: (i) the Registration Statement,
(ii) the Certificate of Incorporation and the By-Laws of the Registrant, each as amended to date, (iii) resolutions of the Registrant's Board of Directors, and
(iv) such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

Based upon the foregoing and subject to the qualifications stated herein we are of the opinion that:

1. the Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and

2. the Securities, when issued in accordance with their terms, will be legally issued, fully paid and non-assessable.

This opinion is limited to the laws of the Texas, the federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion concerning the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,


FRANKLIN, CARDWELL & JONES